UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2012 (January 19, 2012)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective January 19, 2012, the Board of Directors (the “Board”) of Acadia Healthcare Company, Inc. (the “Company”) increased the number of directors constituting the Board from seven to eight and elected Wade D. Miquelon to fill the vacancy created by the increase in the number of directors. The Board elected Mr. Miquelon to serve in the class of directors whose initial term expires at the Company’s annual meeting of stockholders in 2014. It is expected that Mr. Miquelon will serve as a member of the Audit Committee of the Board.

Mr. Miquelon has been Executive Vice President and Chief Financial Officer of Walgreen Co. since July 2009, having joined Walgreens in June 2008 as Senior Vice President and Chief Financial Officer. From 2006 to 2008, Mr. Miquelon served as Executive Vice President and Chief Financial Officer of Tyson Foods, Inc.

A copy of the press release announcing Mr. Miquelon’s election to the Board is filed as Exhibit 99 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99	Press Release of Acadia Healthcare Company, Inc., dated January 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: January 25, 2012	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99	Press Release of Acadia Healthcare Company, Inc., dated January 25, 2012